JPMorgan China Region Fund, Inc.

J.P.Morgan Asset Management

Benchmark[A]

80 % MSCI Golden Dragon Index (Net)
20 % CSI 300 Index (Net)

Investment objective

Long term capital appreciation through investments primarily in equity securities of companies with substantial assets in, or revenues derived from, the People's Republic of China, Hong Kong, Taiwan and Macau.

Fund statistics

Fund manager	**Emerson Yip**
Listed	New York Stock Exchange
Net Assets (as at 30/04/17)	USD 127.56m
Launch date	16th July 1992
Dividends (Ex-dividend date)	USD 0.3446 (7 December 2016)
Actual Leverage[B]	**7.11%**

Market capitalization breakdown

(as at 30/04/17)

(Large Cap > USD 2bn, Mid Cap USD 500m - USD 2bn, Small Cap < USD 500m)



100
80
60
40
20
0
93.7
97.6
6.3
2.4
0.0
0.0
Fund
Bmark
Large Cap
58 Stocks
Mid Cap
11 Stocks
Small Cap
0 Stocks

Total number of stocks in the Fund's portfolio: 69

[A] Customized benchmark - 80% MSCI Golden Dragon Index (NDR), 20% CSI 300 Index (Net), Prior to 13-Apr-2012, MSCI Golden Dragon Index (NDR), Prior to 1-Mar-2001, 25% TWII, 20% BNPPCI, 50% MSCI HK, 5% HSBC; Prior to 1-Mar-1999, 60% HK SE All Ordinaries, 30% CLSA China B, 10% Taiwan SE Weighted; Prior to 1-Jan-1997, Peregrine Greater China Index.

Formerly JF China Region Fund, Inc., the Fund name was changed on 06/12/13.

[B] Actual leverage represents the excess amount above shareholders' funds of total assets less cash/cash equivalents, expressed as a percentage of shareholders' funds. If the amount calculated is negative, this represents a net cash position.

Performance data

(as at 30/04/17)



400
350
300
250
200
150
100
50
0
04/97
04/99
04/01
04/03
04/05
04/07
04/09
04/11
04/13
04/15
04/17
Share price
Net asset value
Benchmark[A]

Cumulative performance (as at 30/04/17)

%	1 mth	3 mths	2017 YTD	1 year	3 year	5 year	10 years
Share price	**4.1**	**11.8**	**22.5**	**29.1**	**49.2**	**65.3**	**103.2**
Net asset value	**3.7**	**10.4**	**17.2**	**20.5**	**35.1**	**48.5**	**63.9**
Benchmark[A]	2.0	7.1	13.4	20.3	32.5	41.7	70.4

Rolling 12 month performance (as at 30/04/17)

%	2017/2016	2016/2015	2015/2014	2014/2013	2013/2012
Share price	**29.1**	**-21.3**	**46.9**	**-3.1**	**14.3**
Net asset value	**20.5**	**-25.7**	**50.8**	**-1.4**	**11.4**
Benchmark[A]	20.3	-26.0	48.9	-0.2	7.2

Past performance is no guarantee of future results. Investment returns and principal value will fluctuate and shares, when sold, may be worth more or less than original cost. Current performance may be lower or higher than the performance data quoted. All return data includes investment management fees, administrative and custodial charges, bank loan expenses and assumes the reinvestment of all distributions. Returns for periods less than one year are not annualized.

Top 10 holdings

(as at 30/04/17)

Holding	Fund %	Benchmark[A] weight
Tencent Holdings Ltd	7.8	6.4
Taiwan Semiconductor Manufacturing Co, Ltd	7.2	5.7
Alibaba Group Holding Ltd	6.4	4.7
Bank of China Limited	4.3	1.5
AIA Group Limited	3.7	3.0
Ping An Insurance (Group) Company of China, Ltd	3.5	1.9
China Merchants Bank Co, Ltd*	3.1	0.8
LARGAN Precision Co, Ltd	2.5	0.6
AAC Technologies Holdings Inc.	2.2	0.4
CNOOC Limited	2.0	0.7
Sub-Total	42.6	25.7

* Denotes China A-share holding

Sector

(as at 30/04/17)

Fund %	Sector	Active %
32.6%	Information Technology	3.6%
27.3%	Financials	-6.3%
13.8%	Consumer Discretionary	4.7%
6.7%	Industrials	-1.8%
3.8%	Health Care	1.9%
3.4%	Utilities	-0.3%
3.1%	Consumer Staples	0.1%
2.0%	Energy	-1.2%
2.0%	Telecommunication Services	-2.4%
1.8%	Materials	-1.8%
3.5%	Liquidity	3.5%
100.0%	Total

Fund information

Share price	USD 19.09
NAV per share	USD 19.78
	Discount (-) / Premium
Current	-3.5%
Shares in issue	6,447,637

Fund code

Bloomberg	JFC US
ISIN	US46614T1079
Sedol	2471392

Portfolio

(as at 30/04/17)

Fund %		Active %
19.4%	China - 'A' Shares	-0.6%
17.3%	Hong Kong	1.0%
15.1%	Taiwan	-4.6%
13.1%	China - Hong Kong 'P Chip'	3.0%
11.4%	China - Hong Kong 'Red Chip'	3.8%
10.3%	China - Hong Kong 'H'	-5.7%
9.9%	China - Others	-0.3%
0.0%	China - 'B' Shares	-0.1%
3.5%	Net Liquidity	3.5%
100.0%	Total	

Portfolio review

(as at 30/04/17)

With the exception of onshore China, Greater China equity markets rose as an upbeat earnings season commenced. U.S. yields and the dollar drifted downwards as stimulus optimism faded, opening up greater policy flexibility for China. Given this yield backdrop and an acceleration in Macau gaming revenues, the MSCI Hong Kong Index led.
This strong performance came despite the government continuing to tighten policy on residential property sales. The MSCI China Index rose, as optimism about a positive meeting between Trump and Xi and the government's plan to establish a new economic zone in northern China outweighed tightening measures in shadow banking. The MSCI Taiwan Index lagged slightly as exporter earnings showed the negative effects of the Taiwan dollar's year-to-date appreciation against the dollar.

Market outlook

(as at 30/04/17)

While macro-economic optimism has likely peaked in the near-term, the still substantial underlying economic strength in China affords policy-makers room to rein back stimulus policies and to normalize financial conditions. Corporate earnings have generally been encouraging (with the exception of China banks and Taiwanese exporters) and consequently, we continue to expect rising markets albeit with market leadership shifting away from cyclicals. We have continued to reduce financials exposure in favor of consumer; otherwise our sector strategy remains unchanged.

Further information

Investment Adviser: JF International Management Inc.
Website: www.jpmchinaregionfund.com
Administration: Lucy Dina +44 (0)20 7742 3735

Full portfolio holdings

(as at 30/04/17)

Holding	Values Sum of Traded Market Value (Base)	Sum of Weight
Information Technology	**46,160,547**	**32.6**
TENCENT HOLDINGS LTD COMMON STOCK HKD 0.00002	11,017,907	7.8
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD COMMON	10,160,190	7.2
ALIBABA GROUP HOLDING LTD ADR USD 0.000025	8,997,450	6.4
LARGAN PRECISION CO LTD COMMON STOCK TWD 10	3,490,604	2.5
AAC TECHNOLOGIES HOLDINGS INC COMMON STOCK HKD	3,141,900	2.2
HANGZHOU HIKVISION DIGITAL TECHNOLOGY CO LTD	2,271,217	1.6
HAN'S LASER TECHNOLOGY INDUSTRY GROUP CO LTD	1,697,912	1.2
ADVANCED SEMICONDUCTOR ENGINEERING INC COMMON	1,561,471	1.1
SILICON MOTION TECHNOLOGY CORP ADR USD 0.01	1,126,603	0.8
GOERTEK INC COMMON STOCK CNY 1	1,039,571	0.7
LUXSHARE PRECISION INDUSTRY CO LTD COMMON STOCK	1,022,333	0.7
SILERGY CORP COMMON STOCK TWD 10	633,390	0.4
Financials	**38,636,871**	**27.3**
BANK OF CHINA LTD COMMON STOCK HKD 1	6,040,065	4.3
AIA GROUP LTD COMMON STOCK HKD 0	5,298,912	3.7
PING AN INSURANCE GROUP CO OF CHINA LTD COMMON	4,959,511	3.5
CHINA MERCHANTS BANK CO LTD COMMON STOCK HKD 1	4,353,790	3.1
CHEUNG KONG PROPERTY HOLDINGS LTD COMMON STOCK HKD	2,564,618	1.8
BOC HONG KONG HOLDINGS LTD COMMON STOCK HKD 0	2,427,250	1.7
HONG KONG EXCHANGES & CLEARING LTD COMMON STOCK	2,319,911	1.6
CHINA LIFE INSURANCE CO LTD/TAIWAN COMMON STOCK	1,573,995	1.1
WHARF HOLDINGS LTD/THE COMMON STOCK HKD 0	1,563,359	1.1
POLY REAL ESTATE GROUP CO LTD COMMON STOCK CNY 1	1,488,306	1.1
CHINA TAIPING INSURANCE HOLDINGS CO LTD COMMON	1,451,567	1.0
DAH SING BANKING GROUP LTD COMMON STOCK HKD 0	1,160,581	0.8
CHINA RESOURCES LAND LTD COMMON STOCK HKD 0.1	1,155,206	0.8
INDUSTRIAL BANK CO LTD COMMON STOCK CNY 1	820,585	0.6
HUATAI SECURITIES CO LTD COMMON STOCK CNY 1	806,326	0.6
YUANTA FINANCIAL HOLDING CO LTD COMMON STOCK TWD	652,889	0.5
Consumer Discretionary	**19,502,131**	**13.8**
JD.COM INC ADR USD 0.00002	2,679,348	1.9
SANDS CHINA LTD COMMON STOCK HKD 0.01	2,383,482	1.7
NEXTEER AUTOMOTIVE GROUP LTD COMMON STOCK HKD 0.1	1,791,897	1.3
HANGZHOU ROBAM APPLIANCES CO LTD COMMON STOCK CNY	1,733,200	1.2
CTRIP.COM INTERNATIONAL LTD ADR USD 0.01	1,424,382	1.0
BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LTD COMMON	1,388,099	1.0
SAIC MOTOR CORP LTD COMMON STOCK CNY 1	1,337,729	0.9
TECHTRONIC INDUSTRIES CO LTD COMMON STOCK HKD 0	1,009,083	0.7
CHINA CYTS TOURS HOLDING CO LTD COMMON STOCK CNY 1	1,003,034	0.7
IMAX CHINA HOLDING INC COMMON STOCK HKD 0.0001	975,893	0.7
SAMSONITE INTERNATIONAL SA COMMON STOCK HKD 0.01	963,118	0.7
CHOW SANG SANG HOLDINGS INTERNATIONAL LTD COMMON	938,927	0.7
CAFE DE CORAL HOLDINGS LTD COMMON STOCK HKD 0.1	670,039	0.5
REGINA MIRACLE INTERNATIONAL HOLDINGS LTD COMMON	655,028	0.4
TUNG THIH ELECTRONIC CO LTD COMMON STOCK TWD 10	548,871	0.4

Full portfolio holdings (cont'd)

Holding	Values Sum of Traded Market Value (Base)	Sum of Weight
Industrials	**9,431,453**	**6.7**
CK HUTCHISON HOLDINGS LTD COMMON STOCK HKD 1	2,135,755	1.5
CHINA EVERBRIGHT INTERNATIONAL LTD COMMON STOCK	1,451,202	1.0
BEIJING ORIGINWATER TECHNOLOGY CO LTD COMMON STOCK	1,366,399	1.0
CHINA CONCH VENTURE HOLDINGS LTD COMMON STOCK HKD	1,099,976	0.8
BOC AVIATION LTD COMMON STOCK HKD	900,602	0.6
SPRING AIRLINES CO LTD COMMON STOCK CNY 1	707,609	0.5
DAQIN RAILWAY CO LTD COMMON STOCK CNY 1	640,293	0.5
SHUN TAK HOLDINGS LTD COMMON STOCK HKD 0	639,683	0.5
GUOXUAN HIGH-TECH CO LTD COMMON STOCK CNY 1	489,933	0.3
Health Care	**5,338,462**	**3.8**
JIANGSU HENGRUI MEDICINE CO LTD COMMON STOCK CNY 1	2,012,217	1.4
SINO BIOPHARMACEUTICAL LTD COMMON STOCK HKD 0.025	1,418,501	1.0
CHINA RESOURCES PHOENIX HEALTHCARE HOLDINGS CO LTD	1,107,738	0.8
CHINA MEDICAL SYSTEM HOLDINGS LTD COMMON STOCK HKD	800,005	0.6
Liquidity	**4,931,438**	**3.5**
Net Liquidity	4,931,438	3.5
Utilities	**4,798,068**	**3.4**
CHINA RESOURCES GAS GROUP LTD COMMON STOCK HKD 0.1	2,004,603	1.4
CGN POWER CO LTD COMMON STOCK HKD 1	1,200,325	0.9
CHINA YANGTZE POWER CO LTD COMMON STOCK CNY 1	886,677	0.6
BEIJING ENTERPRISES WATER GROUP LTD COMMON STOCK	706,463	0.5
Consumer Staples	**4,458,762**	**3.1**
KWEICHOW MOUTAI CO LTD COMMON STOCK CNY 1.0	1,773,239	1.2
PRESIDENT CHAIN STORE CORP COMMON STOCK TWD 10	1,653,077	1.2
WH GROUP LTD COMMON STOCK HKD 0.0001	1,032,446	0.7
Energy	**2,868,500**	**2.0**
CNOOC LTD COMMON STOCK HKD 0	2,868,500	2.0
Telecommunication Services	**2,850,611**	**2.0**
CHINA TELECOM CORP LTD COMMON STOCK HKD 1	1,710,851	1.2
HKT TRUST & HKT LTD STAPLED SECURITY HKD 0.0005	1,139,760	0.8
Materials	**2,585,111**	**1.8**
KANGDE XIN COMPOSITE MATERIAL GROUP CO LTD COMMON	1,348,222	0.9
ALUMINUM CORP OF CHINA LTD COMMON STOCK HKD 1	1,236,890	0.9
Grand Total	**141,561,956**	**100.0**

Source: J.P. Morgan, Reuters, Bloomberg

Benchmark Source: MSCI. The MSCI data is comprised of a custom index calculated by MSCI for, and as requested by, JPMAM (UK). The MSCI data is for internal use only and may not be redistributed or used in connection with creating or offering any securities, financial products or indices. Neither MSCI nor any other third party involved in or related to compiling, computing or creating the MSCI data (the "MSCI Parties") makes any express or implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and the MSCI Parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to such data. Without limiting any of the foregoing, in no event shall any of the MSCI Parties have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

All equity indices stated as 'Net' are calculated net of tax as per the standard published approach by the index vendor unless stated otherwise.

This material should not be relied on as including sufficient information to support an investment decision. US recipients of this information that wish to receive further information or effect transactions in the Fund's shares should contact JPM New York and not other brokers who may be listed in this report.

This document contains information concerning the performance of JF Investment Companies. It does not constitute or contain, and may not be used for the purposes of or in connection with, any offer or invitation or solicitation by or on behalf of any of the investment companies described herein to subscribe for or to purchase securities by anyone in any jurisdiction in which such offer, invitation or solicitation is not authorised, or to any person to whom it is unlawful to make such offer, invitation or solicitation. There is no assurance that the Fund will achieve its investment objective. You should remember that past performance is not a guide to the future. The price of investments and the income from them may fall as well as rise and you may not get back the full amount invested. All performance assumes reinvestment of all dividends and capital gain distributions. Total return based on share price reflects changes in market value. Total return based on net asset value reflects changes in the Fund's net asset value during each period. Shares of the Fund may trade above or below its net asset value. Current performance may be lower or higher than the performance data quoted. When a subscription involves a foreign exchange transaction, it may be subject to the fluctuations of currency values. Exchange rates may also cause the value of underlying overseas investments to go up or down. Investments in emerging markets may involve a higher element of risk due political and economic instability and underdeveloped markets and systems. Investments in smaller companies may involve a higher degree of risk as markets are usually more sensitive to price movements. Concentrating investments in the greater China region subjects the Fund to more volatility and greater risk of loss than geographically diverse funds. The views expressed herein are not to be taken as advice or a recommendation to buy or sell any investment.